The Victory Portfolios II Trust

Americas Global Window – Fee Agreement

AP Fee:

Citi shall be entitled to receive transaction fees from Authorized Participants (APs) according to the following schedule.

The APs will remit the fee directly to Citi and will be per creation/redemption order.

Fixed Fee schedule paid to Index Receipt Agent, applied to the processing of authorized participant creation and/or redemption orders.

Citi reserves the right to increase this fee to account for any material increases in the security composition of the ETF creation/redemption basket.

The Victory Portfolios II Trust

Authorized Participant Fees

FUND NAME	Authorized Participant Fee Per Create/Redeem
VictoryShares US Small Cap Volatility Wtd ETF - CSA	$ 750.00
VictoryShares US Small Cap High Div Volatility Wtd ETF - CSB	$ 250.00
VictoryShares US Large Cap High Div Volatility Wtd ETF - CDL	$ 250.00
VictoryShares US Discovery Enhanced Volatility Wtd ETF - CSF	$ 750.00
VictoryShares US 500 Volatility Wtd ETF - CFA	$ 750.00
VictoryShares US 500 Enhanced Volatility Wtd ETF - CFO	$ 750.00
VictoryShares US EQ Income Enhanced Volatility Wtd ETF- CDC	$ 250.00
VictoryShares International Volatility Wtd ETF- CIL	$ 6,000.00
VictoryShares International High Div Volatility Wtd ETF- CID	$ 1,500.00
VictoryShares Emerging Market Volatility Wtd ETF - CEZ	$ 9,000.00
VictoryShares Developed Enhanced Volatility Wtd ETF - CIZ	$ 4,500.00
VictoryShares Dividend Accelerator ETF - VSDA	$ 250.00
VictoryShares US Multi-Factor Minimum Volatility ETF - VSMV	$ 250.00
VictoryShares Emerging Market High Div Volatility Wtd ETF - CEY	$ 3,400.00
VictoryShares USAA Core Intermediate-Term Bond ETF - UITB	$ 100.00
VictoryShares USAA Core Short-Term Bond ETF - USTB	$ 100.00
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF - UEVM	$ 5,500.00
VictoryShares USAA MSCI International Value Momentum ETF - UIVM	$ 3,000.00
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF - USVM	$ 750.00
VictoryShares USAA MSCI USA Value Momentum ETF - ULVM	$ 500.00
VictoryShares Nasdaq Next 50 ETF - QQQN	$ 250.00
VictoryShares Top Veteran Employers ETF - VTRN	$ 250.00
VictoryShares Defend America ETF - SHLD	$ 250.00

Accepted by:	Accepted by:
Victory Portfolios II Trust	Citibank, N.A.
Name __Christopher Dyer_________	Name __Dominic J. Crowe__________
Title __President______________	Title ___Vice President_____________
Date __8/26/2020______________	Date ____08/31/2020____________